                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       The Bank of New York Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[LOGO]
                                     48 Wall Street, New York , N.Y. 10286
--------------------------------------------------------------------------
--------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
The Bank of New York Company, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of The Bank of New York Company, Inc. (the "Company") will be held at The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware on Tuesday, May 9, 1995 at 11:00 a.m., New York time, for the following purposes:

     1. To elect sixteen directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;

     2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent public accountants for the current fiscal year;

     3. To consider a shareholder proposal relating to cumulative voting rights;

     4. To consider a shareholder proposal relating to term limits for directors;

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 21, 1995 as the time as of which shareholders of the Company entitled to notice of and to vote at the meeting shall be determined.

It is important that your shares be represented at the Annual Meeting. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, SO THAT YOUR VOTE MAY BE RECORDED.

We hope you will be able to attend.

By order of the Board of Directors,

J. CARTER BACOT                                  PHEBE C. MILLER
Chairman of the Board                            Secretary

March 31, 1995

     [LOGO]

                                             48 Wall Street, New York, N.Y.10286
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROXY STATEMENT

This Proxy Statement is submitted in connection with the solicitation of proxies for the Annual Meeting of Shareholders ("Annual Meeting") by the Board of Directors of The Bank of New York Company, Inc. (the "Company"). The Board of Directors has fixed the close of business on March 21, 1995 as the time as of which shareholders of the Company entitled to notice of and to vote at the Annual Meeting shall be determined. The outstanding voting stock of the Company as of March 21, 1995 consisted of 190,223,523 shares of Common Stock ($7.50 par value) ("Common Stock"), each share being entitled to one vote. Only shareholders whose names appeared on the books of the Company at the close of business on March 21, 1995 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Three officers of the Company have been designated as the proxies to vote shares at the Annual Meeting in accordance with the instructions on the proxy card. The Company's By-laws provide that the presence at the Annual Meeting of the holders of a majority of the shares of the Company entitled to vote at such meeting constitutes a quorum for the transaction of business.

A Notice of Annual Meeting and a form of proxy are enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors will be voted for the election as directors of those nominees named in this Proxy Statement, for ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants, and against the shareholder proposals set forth in Items 3 and 4 of the form of proxy. Should any nominee for director named in this Proxy Statement become unable or unwilling to accept nomination or election, which is not anticipated, it is intended that the persons acting as proxies will vote for the election of such other person, if any, as the Board of Directors may recommend.

A PLURALITY OF THE VOTES CAST IS SUFFICIENT TO ELECT DIRECTORS AND A MAJORITY OF THE VOTES CAST IS SUFFICIENT TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AND TO ADOPT THE SHAREHOLDER PROPOSALS.

FOR PURPOSES OF DETERMINING THE VOTES CAST WITH RESPECT TO ANY MATTER PRESENTED FOR CONSIDERATION AT THE ANNUAL MEETING, ONLY THOSE CAST "FOR" OR "AGAINST" (OR "WITHHELD" IN THE ELECTION OF DIRECTORS) ARE COUNTED. PURSUANT TO NEW YORK LAW, ABSTENTIONS AND BROKER "NON-VOTES" WILL NOT BE COUNTED.

The management of the Company knows of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting of Shareholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

Each shareholder has the right to revoke a proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any shareholder may attend the Annual Meeting and vote in person whether or not a proxy was previously submitted.

This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 31, 1995.

The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company. In addition to the use of the mails, proxies may be solicited in person or by telephone or telegram by officers and regular employees of the Company and its subsidiaries who will not be specifically compensated therefor. The Company has engaged Morrow & Co. to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement for out-of-pocket expenses. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for their reasonable out-of-pocket expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

BOARD OF DIRECTORS AND DIRECTOR COMPENSATION

The Company is a bank holding company whose principal subsidiary is The Bank of New York (the "Bank"). The Company and the Bank are incorporated under the laws of the State of New York. The interests of shareholders are represented by the Board of Directors, which oversees the business and management of the Company. Information concerning the members of the Board of Directors who are standing for reelection is set forth below under the caption "Nominees for Election as Directors." This solicitation of proxies is intended to give all shareholders a chance to vote for the persons who are to be their representatives in the governance of the Company.

In accordance with New York law, the Company's By-laws set forth the Board's responsibilities and establish various corporate authorizations. The By-laws also deal with the organization of the Board, which is described below. The Board has the power to amend the By-laws.

Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. Mr. Delbert C. Staley and Mr. Samuel H. Woolley are retiring from the Board and will not stand for reelection.

During 1994, the Board of Directors of the Company met a total of 12 times. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which such director served during 1994. The Board of the Bank, which during 1994 included all the members of the Board of Directors of the Company except Mr. Woolley, held a regular meeting each month.

The Board of Directors of the Company has appointed several committees which have responsibility for particular corporate matters. There follows a description of each committee and its functions, including certain information concerning the directors standing for reelection who serve on such committee.

The Board of Directors of the Company has a Nominating Committee whose members during 1994 were Messrs. Staley (Chairman), Chaney, Hennessy, Malone and Morley. The Nominating Committee is willing to consider nominations for future election to the Board, and shareholders may submit in writing the names and qualifications of proposed nominees to the Secretary of the Company. The Nominating Committee met three times during 1994.

The Board of Directors of the Company has an Executive Committee whose members during 1994 were Messrs. Bacot (Chairman), Barth, Chaney, Chevalier, Gomory, Griffith, Hennessy, Miller, Renyi, Staley and Ms. Rein. The Executive Committee has the full authority of the Company's Board of Directors, except for limitations relating to major corporate matters. The Executive Committee met twice in 1994.

The Board of Directors of the Company annually appoints an Audit Committee, comprised entirely of directors who are not officers of the Company, to consider relevant accounting matters arising in such year. Messrs. Hennessy (Chairman), Chaney, Gammie, Gomory, Mses. Muse and Rein, Messrs. Sells and White served on the Audit Committee during 1994. The duties of the Audit Committee include reviewing the condition of the loan portfolio, reviewing examinations made by the regulatory authorities, reviewing and approving the program of the internal auditor, recommending to the Board of Directors the selection of independent public accountants, reviewing audited financial statements presented to shareholders and the soundness of internal accounting controls, and reporting its findings to the Board of Directors. The Audit Committee met five times in 1994.

The Board of Directors of the Company has a Compensation Committee whose members during 1994 were Messrs. Morley (Chairman), Chaney, Malone, Miller, Sells and Staley. The Compensation Committee is responsible for matters of executive compensation and administration of the Company's incentive compensation plans. The Compensation Committee met six times during 1994.

The Board of Directors of the Company has a Pension Committee whose duties are to ascertain that the retirement plans of the Company are in compliance with the Employee Retirement Income Security Act of 1974, to review the investments in the trust funds of the plans and to report to the Board on these matters. Messrs. Woolley (Chairman), Barth, Gammie, Morley and White served on the Pension Committee during 1994. The Pension Committee met three times during 1994.

During 1994, each director who was not an officer of the Company or its subsidiaries received an annual retainer of $24,000 and 600 shares of Common Stock as adjusted for the 2 for 1 stock split effective May 13, 1994. In addition, each director who was not an officer of the Company or its subsidiaries received a fee of $1,600 for each meeting of the Board and any committee which the director attended.

The Chairman of the Audit Committee received an additional annual retainer fee of $7,000, the Chairman of the Compensation Committee received an additional annual retainer fee of $5,000 and the Chairmen of the other Committees of the Board each received an additional annual retainer fee of $3,000. A director who serves on the Boards of both the Company and the Bank receives only one retainer. If the Boards of the Company and the Bank meet on the same day, only one fee is paid for attendance at both meetings. Officers of the Company and its subsidiaries do not receive any compensation for service on the Boards of the Company or its subsidiaries, or the committees thereof.

Under the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York Company, Inc. (the "Directors' Deferred Compensation Plan"), each director who is not an officer of the Company or any of its subsidiaries may elect to defer payment of the director's retainer and meeting fees. In accordance with the director's election, pursuant to the terms of the Directors' Deferred Compensation Plan, deferral of the retainer and meeting fees are allocated to accounts on the Company's books corresponding to the investment funds under the Company's profit-sharing plan; the accounts are adjusted to reflect the investment performance of such funds. All payments are made in cash, except that payment is made in shares of Common Stock with respect to amounts allocated to the Common Stock fund. The Directors' Deferred Compensation Plan contains provisions for the payment of each director's account balance upon such director's termination following a change of control (as defined in the Directors' Deferred Compensation Plan). The Directors' Deferred Compensation Plan is not funded and payments are made from the Company's general assets.

The Bank of New York Company, Inc. Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan") provides retirement benefits to a director who retires from the Board after attaining age 60 or becoming disabled, and serving for at least five years, provided the director is not an employee or former employee entitled to retirement benefits under a retirement plan of the Company or its subsidiaries for services as an employee. The amount of the retirement benefit is equal to 50% of the director's annual cash retainer, increased by 10% for each additional year of service in excess of five years of service and subject to a maximum benefit of 100% of such retainer. If the director retires from the Board after attaining age 70, the retirement benefit is paid for the director's life; otherwise, it is paid for a number of years equal to the director's years of service on the Board (but in no event after the death of the director). The Directors' Retirement Plan contains provisions for the payment of each director's account balance upon such director's termination following a change of control (as defined in the Directors' Retirement Plan). The Directors' Retirement Plan is not funded and payments are made from the Company's general assets.

ELECTION OF DIRECTORS

Unless contrary instructions are given, the persons designated as proxies intend to vote on behalf of shareholders for the election of the nominees listed in the following pages. If any nominee shall unexpectedly become unable or unwilling to accept nomination or election, the persons designated as proxies intend to vote on behalf of shareholders for the election of such other person, if any, as the Board of Directors may recommend. The directors elected will hold office until the next annual meeting and until their successors have been elected and qualified.

NOMINEES FOR ELECTION AS DIRECTORS

The following pages show each nominee for election as a director, his or her age, his or her principal occupation during the past five years, certain other directorships and trusteeships held, the year in which he or she became a director, and his or her holdings of Common Stock as of March 1, 1995.

All nominees who are presently serving as directors were elected to their present term of office by the shareholders.

The following information has been furnished by the nominees.

NOMINEE,
YEAR ELECTED A
DIRECTOR                 PRINCIPAL OCCUPATION
AND SECURITIES OWNED     AND OTHER INFORMATION
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

       [PHOTO]           Chairman and Chief Executive Officer of The Bank of New York
                         Company, Inc. and The Bank of New York

   J. CARTER BACOT       Chairman and Chief Executive Officer of The Bank of New York
        1975             Company, Inc. and The Bank of New York since 1982. Director of
   COMMON SHARES:        Atlantic Reinsurance Company, The Bank of New York, The Bankers
       404,984           Roundtable, Centennial Insurance Company, Federal Reserve Bank of
                         New York, Phoenix Home Life Mutual Insurance Company, Woolworth
                         Corporation, The Philharmonic-Symphony Society of New York, Inc.,
                         the Josiah Macy, Jr. Foundation and the United Way of New York City.
                         Trustee of Atlantic Mutual Insurance Company, Hamilton College and
                         Economic Club of New York. Chairman of United Way of New York City.
                         Member of Council on Foreign Relations and New York City
                         Partnership, Inc. Age 62.


       [PHOTO]           Chairman, President and Chief Executive Officer of Ciba-Geigy
                         Corporation, diversified chemical products

    RICHARD BARTH        Chairman of Ciba-Geigy Corporation since July, 1990; President and
        1989             Chief Executive Officer of Ciba-Geigy Corporation since 1986;
   COMMON SHARES:        Director of The Bank of New York, Bowater Incorporated, Ciba-Geigy
        4,800            Corporation and Chemical Manufacturers Association. Trustee of
                         Committee for Economic Development and Chairman of the Board of
                         Trustees of New York Medical College. Member of the American, New
                         York and New Jersey Bar Associations. Age 63.


       [PHOTO]           Chairman and Chief Executive Officer of Tiffany & Co., international designers, manufacturers and distributors of jewelry and fine goods

  WILLIAM R. CHANEY      Chairman and Chief Executive Officer of Tiffany & Co. since 1984.
        1989             Director of The Bank of New York, Tiffany & Co., The Tinker
   COMMON SHARES:        Foundation, Incorporated, Jewelers of America, Mystic Seaport
       10,100            Stores, Provident Holdings, Inc. and Chairman of the Fifth Avenue
                         Association. Age 62.

NOMINEE,
YEAR ELECTED A
DIRECTOR                 PRINCIPAL OCCUPATION
AND SECURITIES OWNED     AND OTHER INFORMATION
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
       [PHOTO]           Vice Chairman of The Bank of New York Company, Inc. and The Bank of
                         New York

 SAMUEL F. CHEVALIER     Vice Chairman of The Bank of New York Company, Inc. and The Bank of
        1989             New York since 1989. Chief Operating Officer of Irving Bank
   COMMON SHARES:        Corporation from 1988 to March, 1990; President of Irving Bank
       29,602            Corporation from 1984 to March, 1990; Vice Chairman of Irving Trust
                         Company from 1984 to 1989; Chief Operating Officer of Irving Trust
                         Company from 1988 to 1989; Director of The Bank of New York and the
                         March of Dimes of New York. Age 61.


       [PHOTO]           Chairman of Bowater Incorporated, paper and allied products

                         Chairman of Bowater Incorporated since 1985; Chief Executive Officer
  ANTHONY P. GAMMIE      from 1983 to March, 1995. President from 1983 to July, 1992.
        1988             Chairman of Bowater Mersey Paper Company. Director of Bowater
   COMMON SHARES:        Incorporated, Bowater Canadian Limited, Great Northern Paper, Inc.,
        8,257            The Bank of New York, Alumax Incorporated and The American Forest
                         and Paper Institute. Chairman of the Calhoun Newsprint Company. Age
                         60.


       [PHOTO]           President of Alfred P. Sloan Foundation, Inc., private foundation

                         President of Alfred P. Sloan Foundation, Inc. from 1989 to present.
   RALPH E. GOMORY       Senior Vice President for Science and Technology of International
        1981             Business Machines Corporation from 1985 to 1989. Director of Ashland
   COMMON SHARES:        Oil Company, The Bank of New York, The Washington Post Company,
       22,200            Lexmark International, Inc. and Polaroid Corp. Member of the
                         National Academy of Sciences and the National Academy of
                         Engineering. Age 65.

NOMINEE,
YEAR ELECTED A
DIRECTOR                 PRINCIPAL OCCUPATION
AND SECURITIES OWNED     AND OTHER INFORMATION
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
       [PHOTO]           Vice Chairman of The Bank of New York Company, Inc. and of The Bank
                         of New York

  ALAN R. GRIFFITH       Vice Chairman of The Bank of New York Company, Inc. and of The Bank
        1990             of New York since December, 1994. Senior Executive Vice President of
   COMMON SHARES:        The Bank of New York Company, Inc. and President and Chief Operating
       102,164           Officer of The Bank of New York from June, 1990 to December, 1994.
                         Senior Executive Vice President of The Bank of New York from 1988 to
                         June, 1990. Director of The Bank of New York, New York State Bankers
                         Association and Downtown Lower Manhattan Association. Trustee of
                         Lafayette College, The ALS Association, Nature Conservancy -- New
                         York Region, and The Hundred Year Association. Age 53.


       [PHOTO]           Retired

                         Chairman and Chief Executive Officer of Allied-Signal Inc. from 1979
 EDWARD L. HENNESSY, JR. to 1991. Director of The Bank of New York, The Wackenhut
        1985             Corporation, Martin Marietta Corporation, Walden Residential
   COMMON SHARES:        Properties, Inc. and Fundamental Management Corporation. Trustee of
        6,900            the Catholic University of America. Director of March of Dimes. Age
                         67.


       [PHOTO]           President and Chief Executive Officer of Tele-Communications, Inc.,
                         cable television multiple system operator

   JOHN C. MALONE        President and Chief Executive Officer of Tele-Communications, Inc.
        1986             since 1973. Director of Turner Broadcasting System, Inc., The Bank
   COMMON SHARES:        of New York, CATO Institute, The Discovery Channel,
        5,100            Tele-Communications, Inc. and Black Entertainment Television. Age
                         54.

NOMINEE,
YEAR ELECTED A
DIRECTOR                 PRINCIPAL OCCUPATION
AND SECURITIES OWNED     AND OTHER INFORMATION
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
       [PHOTO]           Vice President -- Employee Relations, Dow Jones and Company, Inc.,
                         business information services

  DONALD L. MILLER       Vice President -- Employee Relations, Dow Jones and Company, Inc.
        1977             since 1986. Director of The Bank of New York, Advanced Consumer
   COMMON SHARES:        Marketing Corp., The Jackie Robinson Foundation and Associated Black
       13,660            Charities. Trustee of Pace University. Age 63.


       [PHOTO]           Retired

                         Chairman of Stauffer Chemical Company from 1977 to 1985; Chief
  H. BARCLAY MORLEY      Executive Officer from 1974 to 1985. Director of American
        1976             Maize-Products Co., The Bank of New York, Champion International
   COMMON SHARES:        Corporation and Schering-Plough Corporation. Age 65.
       16,916


       [PHOTO]           Chairman and President of The Tinker Foundation Incorporated,
                         private foundation

   MARTHA T. MUSE        Chairman and President of The Tinker Foundation Incorporated since
        1989             1975. Director of The Bank of New York, Asarco, Inc., the Americas
   COMMON SHARES:        Society, the Americas Foundation, the Council of the Americas, The
        4,942            American Council on Germany and the American Portuguese Society,
                         Inc., Vice Chairman of the Spanish Institute and Trustee Emeritus of
                         Columbia University. Member of the Woodrow Wilson International
                         Center for Scholars and the Council on Foreign Relations, Inc.;
                         Board of Visitors of the Edmund A. Walsh School of Foreign Service,
                         Georgetown University. Age 68.

NOMINEE,
YEAR ELECTED A
DIRECTOR                 PRINCIPAL OCCUPATION
AND SECURITIES OWNED     AND OTHER INFORMATION
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
       [PHOTO]           Executive Vice President, Metropolitan Life Insurance Company,
                         insurance and financial services

  CATHERINE A. REIN      Executive Vice President -- Corporate and Professional Services of
        1981             Metropolitan Life Insurance Company from 1989 to present; Senior
   COMMON SHARES:        Vice President from 1988 to 1989. Director of Corning Incorporated,
        9,107            The Bank of New York, General Public Utilities Corp. and Inroads/New
                         York City, Inc. Trustee of the National Urban League and New York
                         University Law Center Foundation. Age 51.


       [PHOTO]           President of The Bank of New York Company, Inc. and President and
                         Chief Operating Officer of The Bank of New York

   THOMAS A. RENYI       President of The Bank of New York Company, Inc. since March, 1992
        1992             and President and Chief Operating Officer of The Bank of New York
   COMMON SHARES:        since December, 1994. Vice Chairman of The Bank of New York from
       91,673            March, 1992 to December, 1994. Chief Credit Policy Officer of The
                         Bank of New York from 1989 until 1992. Senior Executive Vice
                         President of The Bank of New York from 1988 until March, 1992.
                         Director of The Bank of New York. Charter Trustee of Rutgers, The
                         State University. Trustee, Fisher House Foundation. Age 49.


       [PHOTO]           Retired

                         Chairman and Chief Executive Officer, Woolworth Corporation from
   HAROLD E. SELLS       1989 to July, 1993; Chairman and Chief Executive Officer, F. W.
        1986             Woolworth Co. 1987 to 1989. Director of The Bank of New York and
   COMMON SHARES:        Woolworth Corporation. Age 66.
        6,100

NOMINEE,
YEAR ELECTED A
DIRECTOR                 PRINCIPAL OCCUPATION
AND SECURITIES OWNED     AND OTHER INFORMATION

---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
       [PHOTO]           Retired

                         Chairman of American Electric Power Company, Inc., from 1976 through
  W. S. WHITE, JR.       1991. Chief Executive Officer from 1976 through 1990. Director of
        1989             The Bank of New York. Trustee of Battelle Memorial Institute,
   COMMON SHARES:        Riverside Methodist Hospitals in Columbus and Greater Columbus
        6,940            Convention Center. Age 68

--------------------------------------------------------------------------------

                        SECURITY OWNERSHIP BY MANAGEMENT

The following table indicates the beneficial ownership of the Company's Common Stock as of March 21, 1995, by (1) each of the directors (including all nominees for reelection), (2) the chief executive officer and the other four most highly compensated executive officers and (3) all directors and executive officers of the Company as a group, based upon information supplied by each of the directors and officers. No director or officer currently holds any shares of the Company's Preferred Stock.

                                                           SHARES
                                                            THAT
                                                           MAY BE
                                                          ACQUIRED
                                                          WITHIN 60
                                                            DAYS
                                                             BY
                                          SHARES OF       EXERCISE
                                           COMMON            OF                         PERCENT
                                            STOCK          OPTIONS                        OF
                                          BENEFICIALLY       AND                        COMMON
        NAME OF BENEFICIAL OWNER            OWNED         WARRANTS         TOTAL        STOCK(1)
----------------------------------------  ---------       ---------      ---------      ------
J. Carter Bacot.........................    404,984         582,204        987,188
Richard Barth...........................      4,800             300          5,100
William R. Chaney.......................     10,100           1,000         11,100
Samuel F. Chevalier.....................     29,602          99,572        129,174
Anthony P. Gammie.......................      8,257                          8,257
Ralph E. Gomory.........................     22,200                         22,200
Alan R. Griffith........................    102,164         209,204        311,368
Edward L. Hennessy, Jr. ................      6,900                          6,900
John C. Malone..........................      5,100                          5,100
Donald L. Miller........................     13,660                         13,660
H. Barclay Morley.......................     16,916                         16,916
Martha T. Muse..........................      4,942             249          5,191
Deno D. Papageorge......................    111,723         267,204        378,927
Catherine A. Rein.......................      9,107                          9,107
Thomas A. Renyi.........................     91,673         207,204        298,877
Harold E. Sells.........................      6,100                          6,100
Delbert C. Staley.......................     12,780                         12,780
W. S. White, Jr. .......................      6,940             400          7,340
Samuel H. Woolley.......................     29,340                         29,340
All Directors and Executive Officers of
  the Company, as a Group (a total of 28
  persons, including those named
  above)................................  1,159,372       1,926,442      3,085,814         1.6%

---------------

(1) All percentages are less than 1% of the Company's outstanding shares of Common Stock except as indicated.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following tables present information concerning compensation for the Chief Executive Officer and the four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the years indicated.

                           SUMMARY COMPENSATION TABLE


                                      ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                             --------------------------------------    ----------------------------------------
                                                                                AWARDS                PAYOUTS
 (a)                  (b)      (c)          (d)           (e)             (f)            (g)           (h)             (i)
                                                          OTHER        RESTRICTED     SECURITIES
                                                          ANNUAL          STOCK       UNDERLYING       LTIP          ALL OTHER
      NAME AND                                         COMPENSATION     AWARD(S)       OPTIONS        PAYOUTS     COMPENSATION(2)
 PRINCIPAL POSITION   YEAR   SALARY($)    BONUS($)         ($)             ($)         SARS(#)          ($)             ($)
--------------------- ----   ---------   ----------    ------------    -----------    ----------    -----------   ---------------
J. Carter Bacot...... 1994   $ 900,000   $2,562,125(1)         --              --       80,000      $ 1,160,000      $ 138,960
Chairman              1993     898,462    1,950,000            --              --       60,000               --        136,834
                      1992     800,000      913,750            --              --       50,000               --         92,872
                      1991     800,000            0            --              --       50,000                0         36,661
---------------------------------------------------------------------------------------------------------------------------------
Thomas A. Renyi...... 1994     383,846      846,750(1)         --              --       40,000          435,000         59,266
President             1993     330,000      600,000            --              --       30,000               --         50,258
                      1992     322,308      406,875            --              --       20,000               --         37,417
                      1991     290,000            0            --              --       20,000                0         13,146
---------------------------------------------------------------------------------------------------------------------------------
Samuel F.
 Chevalier........... 1994     532,693    1,122,875(1)         --              --       40,000          507,500         98,543
Vice Chairman         1993     475,000      807,500            --              --       25,000               --         86,839
                      1992     473,462      456,188            --              --       20,000               --         63,326
                      1991     435,000            0            --              --       20,000                0         27,547
---------------------------------------------------------------------------------------------------------------------------------
Alan R. Griffith..... 1994     363,846      713,125(1)         --              --       30,000          435,000         57,033
Vice Chairman         1993     350,000      687,500            --              --       25,000               --         53,304
                      1992     336,154      328,250            --              --       20,000               --         39,024
                      1991     320,000            0            --              --       20,000                0         14,504
---------------------------------------------------------------------------------------------------------------------------------
Deno D. Papageorge... 1994   $ 457,693      951,750(1)         --              --       40,000          507,500         70,668
Senior Executive      1993     400,000      720,000            --              --       30,000               --         60,919
Vice President        1992     397,885      356,875            --              --       20,000               --         46,190
                      1991     345,000            0            --              --       20,000                0         15,635
---------------------------------------------------------------------------------------------------------------------------------

---------------

(1) The bonus amounts for 1994 consisted of cash bonuses of $1,800,000, $495,000, $712,500, $420,000 and $600,000 awarded to Messrs. Bacot, Renyi,
    Chevalier, Griffith and Papageorge, respectively, and the value on January 11, 1994, of performance share awards made under the Company's 1993 Long-Term Incentive Plan, the vesting of which was based on 1994 performance. Performance shares awarded to each of the Named Executive Officers are shown below. Dividends are paid on Performance Shares at the same rate as on other shares of the Company's Common Stock. Vesting of awards made on January 11, 1994 will generally take place at the rate of one third of the award for each of 1994, 1995 and 1996. The number of shares which vest, if any, in each of those years depends on performance for such year and may range anywhere from up to 25% higher than the award amount to as low as zero depending on performance. (See discussion under the "Performance Share Grants" section of the Compensation Committee Report on Executive Compensation for 1994.)

                                                                                                    Value as of
                                                                           Shares Vested on      December 31, 1994
                                                                           December 31, 1994     of Shares Vested
                                                              Shares          Pursuant to           Pursuant to
                                                            Awarded in      Awards Made on        Awards Made on
                                                               1994        January 11, 1994      January 11, 1994
                                                            ----------     -----------------     -----------------
     Bacot................................................    78,000             32,500              $ 942,500
     Renyi................................................    44,000             15,000                435,000
     Chevalier............................................    42,000             17,500                507,500
     Griffith.............................................    30,000             12,500                362,500
     Papageorge...........................................    36,000             15,000                435,000

(2) The items included under column (i) for 1994 consist of the following: (1) annual Company contributions on behalf of the named employees under the Company's profit-sharing plan, amounting to $135,000, $57,577, $79,904, $55,408 and $68,654 for Messrs. Bacot, Renyi, Chevalier, Griffith and Papageorge, respectively, (2) annual allocations under the Company's employee stock ownership plan for the accounts of Messrs. Bacot, Renyi, Griffith and Papageorge of $3,960, $1,689, $1,625 and $2,014, respectively, and (3) excess interest in the amount of $18,639 earned by Mr. Chevalier under a deferred compensation plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL
                                                                                           REALIZABLE VALUE AT
                                                                                             ASSUMED ANNUAL
                                                                                          RATES OF STOCK PRICE
                                                                                            APPRECIATION FOR
                                  INDIVIDUAL GRANTS(1)                                   10-YEAR OPTION TERM(2)
                    ------------------------------------------------                    -------------------------
       (a)             (b)                 (c)                (d)           (e)            (f)            (g)
                                           % OF
                    NUMBER OF             TOTAL
                    SECURITIES           OPTIONS/
                    UNDERLYING             SARS
                     OPTIONS/           GRANTED TO          EXERCISE
                       SARS             EMPLOYEES           OR BASE
                     GRANTED            IN FISCAL            PRICE       EXPIRATION
       NAME            (#)                 YEAR              ($/SH)         DATE         5%($)(3)      10%($)(4)
------------------  ----------     --------------------     --------     ----------     ----------     ----------
Bacot.............    80,000                7.9%             $26.00        3/8/04       $1,308,101     $3,314,984
Renyi.............    40,000                3.9               26.00        3/8/04          654,050      1,657,492
Chevalier.........    40,000                3.9               26.00        3/8/04          654,050      1,657,492
Griffith..........    30,000                3.0               26.00        3/8/04          490,538      1,243,119
Papageorge........    40,000                3.9               26.00        3/8/04          654,050      1,657,492

---------------
(1) All options were granted on March 8, 1994. For each named executive officer, 3,846 of the indicated options are incentive stock options and become exercisable on March 8, 1998; the balance of the options are non-qualified stock options and become exercisable on March 8, 1995.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3) Values are based on an assumed stock price of $42.351.

(4) Values are based on an assumed stock price of $67.437.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

            (a)                    (b)               (c)               (d)                    (e)
                                                                    NUMBER OF
                                                                    SECURITIES              VALUE OF
                                                                    UNDERLYING             UNEXERCISED
                                                                   UNEXERCISED            IN-THE-MONEY
                                                                 OPTIONS/SARS AT         OPTIONS/SARS AT
                                                                    FY-END(#)               FY-END($)

                             SHARES ACQUIRED        VALUE          EXERCISABLE/           EXERCISABLE/
           NAME              ON EXERCISE(#)      REALIZED($)      UNEXERCISABLE           UNEXERCISABLE
---------------------------  ---------------     -----------     ----------------     ---------------------
Bacot......................         0                 0          498,574 / 96,426     $4,404,571 / $416,389
Renyi......................         0                 0          163,574 / 56,426      1,340,860 /  296,389
Chevalier..................         0                 0           55,942 / 56,426        154,571 /  296,389
Griffith...................         0                 0          175,574 / 46,426      1,513,609 /  266,389
Papageorge.................         0                 0          228,374 / 56,426      1,957,033 /  296,389

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR 1994

PRINCIPLES AND PROGRAM

The Company's executive compensation program is a pay for performance program. It is designed to:

- motivate executives to enhance shareholder value with compensation plans that are tied to Company performance;

- target executive compensation at a level to ensure the Company's ability to attract and retain superior executives.

The Compensation Committee of the Board of Directors, which is composed entirely of outside directors, has the responsibility for the design, implementation and administration of the Company's executive compensation program.

To meet the above objectives, the program has both cash and equity elements which consist of base salary, an annual cash incentive bonus, performance share grants and stock options. In determining executive compensation, the Compensation Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data concerning the Company's key competitors developed by independent compensation consultants. When competitive data is used, the Committee gives primary consideration to the companies in the peer group used for the five-year comparison of total shareholder return.

It is expected that total compensation will vary annually based on Company and individual performance. The Compensation Committee and the management of the Company believe that compensation should be based both on short-term and long-term measurements and be directly and visibly tied to Company performance, thus introducing substantial risk in the payout levels. This is illustrated when comparing the payouts under the Bonus column of the Summary Compensation Table from 1991 through 1994.

In evaluating the Company's 1994 financial performance, the Compensation Committee considered a variety of factors. Most noteworthy was 1994 being the third consecutive year of strong performance and record results. Net income was $749 million, the highest in the Company's history, and a 34% increase over the $559 million reported in 1993. Earnings per fully diluted common share, at $3.70, were 36% higher than the $2.72 in 1993. The Company also achieved record levels of return on average assets and return on average common equity. ROA was 1.49% in 1994 compared with 1.20% in 1993, while ROE was 18.49%, compared with 14.98% in 1993. The Company's 1994 performance also reflected record net interest income, strong growth in fee income, continued tight control of operating expenses, and lower costs associated with problem loans. In addition, nonperforming assets declined by $286 million, or 45% to $353 million, while reserve coverage of nonperforming assets improved to 224% from 152% by year-end 1994. Capital levels remained strong and well in excess of the regulatory minimums for a "well capitalized" bank. The Company's quarterly common stock dividend was raised twice -- by a total of 42% or 9.5 cents -- to a record annual level of $1.28 per share.

Following is a description of the elements of executive compensation and a review of Mr. Bacot's compensation levels for 1994, as they relate to the Company's performance:

BASE SALARY

Base salary levels for executive officers are determined by the Salary Committee of The Bank of New York (the "Bank"), which is comprised of the same members as the Compensation Committee. The Committee assesses a number of factors in fixing the base salary of the executive officers (including the five most highly compensated) such as the level of responsibility of the particular position, compensation levels for positions of comparable responsibility at key competitors, the individual's performance, the Company's overall financial performance, and the business and inflationary climate. In considering base salary levels, the Committee considers all of these factors without giving specific weight to any one factor.

Base salary levels of executive officers are reviewed every quarter by the Salary Committee; individual increases generally occur every two years, but are occasionally awarded more frequently in exceptional cases, as when an individual is promoted to a new position with greater responsibility. Because of the substantial risk in the payout levels of the long-term incentive plan, the Salary Committee believes that base salary levels for the named executives should be at or above median for the appropriate peer group. Mr. Bacot's base salary is set at the high end of the comparison group due to his number of years as Chairman and Chief Executive Officer relative to the comparison group and because of the high level of risk inherent in the payout levels under the incentive plans; his salary was not increased in 1994.

The Committee reviews with the Chief Executive Officer his performance evaluations of other executive officers, and evaluates compensation levels against levels at the Company's key competitors. Independent compensation consultants are used to confirm that the salary levels at the Company are within the peer group range. To ensure that compensation policy for the top executive officers is consistent with overall Company financial performance and executive compensation strategies, the Committee reviews the compensation awarded to approximately 43 of the Bank's most highly compensated executives.

ANNUAL CASH INCENTIVES

The annual cash incentive is designed to provide a short-term (one-year) incentive to executive officers based on a subjective evaluation of their individual contribution to Company financial performance for the year. Cash incentives to those executive officers named in the Summary Compensation Table are determined based on performance against pre-established corporate goals. Heads of major business units and other key officers are eligible for incentive payments. Incentive awards are made after each year's results are known pursuant to the 1994 Management Incentive Compensation Plan, under which aggregate awards generally may not exceed 10% of the amount by which net income exceeds 7% of average shareholders' equity for the plan year. Although the Plan provides for a minimum aggregate award of $100,000, as a matter of policy, no awards are made pursuant to the Plan unless net income exceeds 7% of average shareholders' equity for the plan year. Upon recommendation of the Compensation Committee, the Board approves all executive officer incentive payments.

Annual cash incentive awards to executive officers for 1994 increased significantly compared to the prior two years, reflecting strong financial performance and individual business unit performance. In the case of Mr. Bacot, his bonus for 1994 was determined pursuant to goals that were established at the beginning of 1994. Net income was the performance basis for the award and the results indicated a maximum payout of 200% of base salary. Cash incentive awards for the other four named executive officers were similarly determined pursuant to goals that were established at the beginning of 1994.

PERFORMANCE SHARE GRANTS

During 1994, the Company granted performance shares to selected executive officers under the 1993 Long-Term Incentive Plan (the "1993 LTIP"). In making grants, the Committee sets guidelines for the size of performance share awards to executive officers, which are based on a subjective evaluation of an individual's contribution to Company financial performance, his or her position and salary in the Company and competitive compensation data. The guideline number of shares for each executive officer is determined by taking a percentage of salary and dividing that amount by the fair market value per share. Under the Plan, performance shares are subject to earnout or forfeiture based on Return on Equity or Earnings per Share results over the performance period. The actual number of shares an executive may earn may be between 0% and 125% of the number of shares that were initially granted, depending on results. Dividend equivalent payments at the same rate as dividends paid on shares of the Company's Common Stock and voting rights apply to the number of shares awarded during the performance periods. In January of 1994, three grants of performance shares (referred to as 'cycles') were made to all named executive officers, with performance periods covering calendar years 1994, 1995 and 1996 respectively; performance goals were also established at that time for the three performance periods. Mr. Bacot was granted 26,000 shares for each of the three cycles. The Committee does not intend to make grants under any new cycle until 1997.

At the end of 1994, two overlapping performance cycles earned out. One, with a performance period of three years, earned out at 125% of granted shares, the value of which is included in the LTIP Payouts column of the Summary Compensation Table; this represented the final earnout under the 1988 Long-Term Incentive Plan. The second, with a performance period of one year, also earned out at 125% of granted shares and the value of the shares is included in the Bonus Column of the Summary Compensation Table; this represented the first earnout under the new three-year grant described in the preceding paragraph.

STOCK OPTION GRANTS

Stock options are designed to provide long-term (ten-year) incentives and rewards tied to the price of the Company's Common Stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Compensation Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options currently held by an officer is not a factor in determining individual grants, and the Compensation Committee has not established any target level of ownership of Company Common Stock by the Company's officers. However, retention of shares of Company stock by officers is encouraged.

Stock option grants were made pursuant to the 1993 LTIP. During 1994, approximately 300 key officers received stock option grants including all executive officers. The number of option shares granted is based on a subjective evaluation of an individual's contribution to Company financial performance, his/her position and salary level in the Company and competitive compensation data. Stock options are issued annually at an exercise price equal to 100% of the fair market value of the Company's Common

Stock on the date of grant. Vesting terms for stock options are shown in the footnotes to the Option/SAR Grants in Last Fiscal Year table on page 12; the term of the options is ten years from the grant date.

The outside consultant used by the Committee has confirmed that Mr. Bacot's long-term incentive opportunity, which includes stock options and performance shares, is consistent with practices at other key competitors and is targeted at between the 25th percentile and median levels of grants at peer companies. Accordingly, Mr. Bacot was awarded 80,000 options during 1994.

Under the Omnibus Budget Reconciliation Act of 1993 (the "Budget Act"), the Company will not be able to take tax deductions for employee remuneration to the named executives to the extent such remuneration exceeds $1 million and is not based on performance as required by the Budget Act. The Company has modified its compensation plans, obtained the required shareholder approval and established the requisite performance measurements to insure that compensation paid under those plans will be deductible. In order to maintain the desired degree of management flexibility to award compensation based upon individual performance, compensation which does not qualify for the deduction may also be paid.

By:  The Compensation Committee, December 31, 1994

     William R. Chaney
     John C. Malone
     Donald L. Miller
     H. Barclay Morley
     Harold E. Sells
     Delbert C. Staley

                       THE BANK OF NEW YORK COMPANY, INC.

                            COMPARISONS OF FIVE-YEAR
                            TOTAL SHAREHOLDER RETURN

                                  THE BANK OF
      MEASUREMENT PERIOD         NEW YORK CO.,
    (FISCAL YEAR COVERED)            INC.         PEER GROUP        S&P 500
12/31/89                                100.00          100.00          100.00
12/31/90                                 48.22           73.74           96.88
12/31/91                                 89.35          103.49          126.27
12/31/92                                161.82          142.72          135.88
12/31/93                                176.66          174.64          149.51
12/31/94                                186.43          170.58          151.49

Value of assumed $100 investment on December 31, 1989 in The Bank of New York Company, Inc. Common Stock, in the Standard & Poor's 500 Stock Index or in the Peer Company Group Index; dividends are reinvested.

PEER COMPANY GROUP

                            BankAmerica Corporation
                       Bankers Trust New York Corporation
                        The Chase Manhattan Corporation
                          Chemical Banking Corporation
                                    Citicorp
                         Continental Bank Corporation*
                           First Chicago Corporation
                            First Interstate Bancorp
                        J.P. Morgan and Co. Incorporated
                            Wells Fargo and Company

* Continental Bank Corporation was acquired by BankAmerica Corporation in 1994 and has therefore been deleted from the Peer Company Group as of 12/31/93.

EMPLOYMENT AGREEMENTS AND RELATED MATTERS. The executive officers named in the Summary Compensation Table on page 11 of this Proxy Statement are currently parties to the agreements described below.

EMPLOYMENT AGREEMENTS. The agreements for Messrs. Bacot and Papageorge (the "Agreements") generally provide that in the event that, within two years after a Change of Control (as defined below) of the Company, such an executive officer either receives or gives notice that his employment will terminate for any reason, either voluntarily or involuntarily, other than because of death, disability, willful misconduct or retirement under the Company's Retirement Plan, such termination will not become effective until the earlier of (i) five years from the date of the Change of Control, (ii) death, (iii) an election to take early or disability retirement benefits and (iv) age 65 (such period being referred to hereinafter as the "Termination Period"). During the Termination Period, such employee will not be required to perform any services and, in general, will be entitled to (i) compensation at an annual rate equal to 100% of the highest rate of base and incentive pay paid during the 36 months prior to the commencement of the Termination Period, including payment under employee benefit plans, subject to reduction for amounts earned from other employment, and (ii) continued coverage (or the equivalent thereof) under all pension and insurance plans offered to regular salaried employees. For purposes of such coverage, the annual rate of compensation provided for in the Agreements, before reduction for other amounts earned, will be used as the basis for determining the level of benefits under any such plan, including the Company's Retirement Plan. In addition, at the commencement of the Termination Period, unless otherwise provided by applicable law or regulation, such executive officers will become fully vested in, and any installments not then due or exercisable will become accelerated and due or exercisable under, any stock options, performance awards or other deferred compensation (including interest thereon) granted to such executive officers prior to the commencement of the Termination Period. The Agreements may be terminated by the Company at any time upon nine months' notice, provided that no such termination will be effective if a Change of Control has occurred. As of January 1, 1995, the annual rate of compensation payable under the terms of the Agreements to Messrs. Bacot and Papageorge would be $4,284,617 and $1,787,917, respectively. For purposes of the Agreements, a "Change of Control" is deemed to have taken place (i) if The Bank of New York becomes a "subsidiary" of any "company" (as such terms are defined in the Bank Holding Company Act of 1956) (provided that this clause (i) shall not be applicable to corporate reorganizations in which the present stockholders of the Company retain their approximate ownership interest), or (ii) any person (including a corporation, partnership or other group) files a Notice of Change of Control under the Change in Bank Control Act of 1978 with respect to the Company or The Bank of New York, such Notice is not disapproved or withdrawn and such person subsequently acquires 25% or more of the voting securities of the Company or The Bank of New York.

The agreements for Messrs. Renyi, Chevalier and Griffith (the "Severance Agreements") generally provide that in the event that, within 24 months after a "Change in Control" (as defined below) of the Company, such an executive officer either (i) receives notice that his employment will terminate for any reason (other than death, retirement, Cause or Disability (as defined in the Severance Agreements)) or (ii) gives notice that his employment will terminate for Good Reason (as defined in the Severance Agreements), such executive officer will be provided with severance pay in an amount equal to 2.99 times the annualized includable compensation for the base period. However, the Severance Agreements in all events limit the amount of such payments so that they will not be subject to excise tax as "excess parachute payments" (as defined in the Internal Revenue
Code). The Severance Agreements, which commenced on October 11, 1994, supersede the Severance Agreements dated July 9, 1991. The initial term of the Severance Agreements expired on December 31, 1994. Thereafter they became automatically renewable for consecutive one year periods unless terminated by either party on 90 days prior notice. As of January 1, 1995, the maximum severance payable under the Severance Agreements is $2,099,104 for Mr. Renyi, $3,249,092 for Mr. Chevalier and $2,055,877 for Mr. Griffith.

OTHER EMPLOYEE BENEFIT MATTERS. In July 1994 Messrs. Bacot and Papageorge entered into Tax Reimbursement Agreements with the Company. The Tax Reimbursement Agreements provide that if any payments to be made to each of Messrs. Bacot and Papageorge for compensation or benefits pursuant to the Agreements are subject to the excise tax on excess parachute payments, the Company will pay to Messrs. Bacot and Papageorge an amount such that the net amount retained by Messrs. Bacot and Papageorge, after deduction of any federal, state and local income tax, employment tax and excise tax shall be equal to the total amount payable pursuant to the Agreements as if the excise tax had not applied.

Under the 1988 Long-Term Incentive Plan, in the event of a Change in Control (as defined below), (i) all stock options shall become exercisable in full, (ii) all stock appreciation rights which have been outstanding for at least six months shall become exercisable in full, (iii) all performance shares shall be deemed to be earned in full and all performance shares granted in the form of share units shall be paid in cash, and (iv) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and all restricted stock awards granted in the form of share units shall be paid in cash. Furthermore, any holder of an award who is deemed by the Compensation Committee to be a statutory officer ("insider") for purposes of Section 16 of the Securities and Exchange Act of 1934 (the "Exchange Act"), shall be entitled, in lieu of the exercise of any stock option, to obtain a cash payment in an amount equal to the difference between the option price of such stock option and
(x) in the event the Change in Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Compensation Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such stock option, or (y) in the event the Change in Control is the result of any other occurrence, the aggregate value of the Common Stock covered by the stock option, as determined by the Compensation Committee at such time. The Compensation Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such awards as it may deem equitable and in the best interests of the Company.

Under the 1993 Long-Term Incentive Plan, in the event of a Change in Control (as defined below), (i) all stock appreciation rights which have not been granted in tandem with stock options and which have been outstanding for at least six months shall become exercisable in full, (ii) all performance shares shall be deemed to be earned in full and all performance shares granted in the form of share units shall be paid in cash, and (iii) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and all restricted stock awards granted in the form of share units shall be paid in cash. Furthermore, any person who has been granted a stock option which is not exercisable in full shall be entitled, in lieu of the exercise of the portion of the stock option which is not exercisable, to obtain a cash payment in an amount equal to the difference between the option price of such stock option and (x) in the event the Change in Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Compensation Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such portion of the stock option, or (y) in the event the Change in Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such portion of the stock option, as determined by the Compensation Committee at such time.

The Company entered into a trust agreement with an independent trustee in 1988 to establish a trust (the "Trust") to provide for the payment of amounts due to Messrs. Bacot and Papageorge upon a Change of Control (as defined in the Agreements) of the Company. The terms of the Trust provide for the payment to Messrs. Bacot and Papageorge of the full amounts payable to them pursuant to their employment agreements described above, including all annual compensation payments due and any retirement benefits payable to them thereunder. The Trust is revocable at any time at the option of the Company prior to a Change of Control. After the occurrence of a Change of Control, the Trust will become irrevocable and will be used for the exclusive purpose of providing benefits to such persons. The Trust is funded by the deposit of an irrevocable letter of credit in the amount of $39 million issued by an entity unaffiliated with the Company.

The Company entered into a second trust agreement with an independent trustee in 1993 to establish a trust (the "Second Trust") to provide for the payment of amounts due to Messrs. Renyi, Chevalier and

Griffith (and certain other senior executives) upon a Change in Control (as defined below) of the Company. The terms of the Second Trust provide for the payment to Messrs. Renyi, Chevalier and Griffith (and certain other senior executives) of the severance pay payable to them pursuant to their Severance Agreements described above. The Second Trust also provides for the payment of amounts due to participants under the Company's Supplemental Executive Retirement Plan and Excess Benefit Plan which include Messrs. Renyi, Chevalier and Griffith (and certain other senior executives). The Second Trust is revocable at any time at the option of the Company prior to a Change in Control. After the occurrence of a Change in Control, the Second Trust will become irrevocable and will be used for the exclusive purpose of providing benefits to such persons. The Second Trust is funded by the deposit of an irrevocable letter of credit in the amount of $26 million issued by an entity unaffiliated with the Company.

The Company entered into a third trust agreement with an independent trustee in 1994 to establish a trust (the "Third Trust") to provide for amounts due to Messrs. Bacot and Papageorge upon a Change in Control (as defined below) of the Company. The terms of the Third Trust provide for the payment to Messrs. Bacot and Papageorge of the tax reimbursement payments payable to them under the terms of the Tax Reimbursement Agreements described above. The Third Trust is revokable at any time at the option of the Company prior to a Change in Control. After the occurrence of a Change in Control, the Third Trust will become irrevocable and will be used for the exclusive purpose of providing benefits to such persons. The Third Trust is funded by the deposit of an irrevocable letter of credit in the amount of $19 million issued by an entity unaffiliated with the Company.

CHANGE IN CONTROL. A "Change in Control" for purposes of the Severance Agreements of Messrs. Renyi, Chevalier and Griffith, the Second and Third Trusts, the Supplemental Executive Retirement Plan and Excess Benefit Plan, the 1984 Stock Option Plan, the 1988 Long Term Incentive Plan and the 1993 Long Term Incentive Plan is deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); or (B) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or
(C) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company or all or substantially all of the Company's assets.

PENSION BENEFITS

The following table presents information concerning the amount of annual pension which an executive would receive under the Company's pension plans based upon various assumed levels of annual compensation and years of credited service:

                               PENSION PLAN TABLE

                                           YEARS OF CREDITED SERVICE
                 ------------------------------------------------------------------------------
REMUNERATION        15           20           25           30            35             40
------------     ---------    ---------    ---------    ---------    -----------    -----------
 $  100,000      $  24,750    $  32,850    $  40,350    $  47,850    $    55,350    $    62,850
 $  200,000         49,500       65,700       80,700       95,700        110,700        125,700
 $  300,000         74,250       98,550      121,050      143,550        166,050        188,550
 $  400,000         99,000      131,400      161,400      191,400        221,400        251,400
 $  500,000        123,750      164,250      201,750      239,250        276,750        314,250
 $  600,000        148,500      197,100      242,100      287,100        332,100        377,100
 $  700,000        173,250      229,950      282,450      334,950        387,450        439,950
 $  800,000        198,000      262,800      322,800      382,800        442,800        502,800
 $  900,000        222,750      295,650      363,150      430,650        498,150        565,650
 $1,000,000        247,500      328,500      403,500      478,500        553,500        628,500
 $1,100,000        272,250      361,350      443,850      526,350        608,850        691,350
 $1,200,000        297,000      394,200      484,200      574,200        664,200        754,200
 $1,300,000        321,750      427,050      524,550      622,050        719,550        817,050
 $1,400,000        346,500      459,900      564,900      669,900        774,900        879,900
 $1,500,000        371,250      492,750      605,250      717,750        830,250        942,750
 $1,600,000        396,000      525,600      645,600      765,600        885,600      1,005,600
 $1,700,000        420,750      558,450      685,950      813,450        940,950      1,068,450
 $1,800,000        445,500      591,300      726,300      861,300        996,300      1,131,300
 $1,900,000        470,250      624,150      766,650      909,150      1,051,650      1,194,150
 $2,000,000        495,000      657,000      807,000      957,000      1,107,000      1,257,000

---------------
Individuals listed in the Summary Compensation Table on page 11 had the following covered compensation, and years of credited service as of December 31, 1994, respectively: J. Carter Bacot, $1,966,154, 34 years; Thomas Renyi, $672,051, 23 years; Alan R. Griffith, $608,333, 28 years; and Deno D. Papageorge, $785,193, 25 years. Covered compensation consists of the average of the three highest consecutive years of combined salary and bonus paid in the last ten years, and corresponds to those amounts indicated in column (c)and the cash portion of the amounts indicated in column (d)of the Summary Compensation Table.

For Messrs. Bacot, Renyi, Griffith, and Papageorge, the Pension Plan Table sets forth the estimated annual pension benefit in the form of a straight life annuity payable at normal retirement age before reduction for Social Security benefits.

Mr. Chevalier's estimated annual pension benefit at normal retirement age, before reduction for Social Security benefits, was $507,537 as of December 31, 1994. That amount consisted of benefits accrued under the Retirement Plan of The Bank of New York Company, Inc., the former Retirement Plan of Irving Bank Corporation and Affiliated Companies (which was merged into the Retirement Plan of The Bank of New York Company, Inc. on December 31, 1992), the Excess Benefit Plan of Irving Bank Corporation and Affiliated Companies and The Bank of New York Company, Inc. Supplemental Executive Retirement Plan.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Company has purchased directors' and officers' liability and corporate reimbursement insurance, on behalf of the Company and all subsidiaries, from the following underwriters: National Union Fire Insurance Company of Pittsburgh, PA., Federal Insurance Company, Aetna C&S Insurance Co., Lloyd's of London, Bankers Insurance Company, Limited, Corporate Officers and Directors Assurance Ltd. and ACE

Insurance Company Ltd. These policies are dated December 1, 1994 at a total premium expense for a one year period of $2,372,100, which was paid by the Company.

CERTAIN TRANSACTIONS

In the ordinary course of business, the Company and certain of its subsidiaries have had, and expect to continue to have, banking and fiduciary transactions with a number of their directors and executive officers and their associates and members of their immediate families. Such transactions are all on bases comparable to similar transactions with others who are not within such group.

Certain of the Company's executive officers and directors and members of their immediate families are customers of the Company and its subsidiaries, and certain of the Company's executive officers and directors are executive officers, directors or beneficial owners of 10 percent or more of any class of equity securities of corporations, or members of partnerships, which are customers of or suppliers to the Company and its subsidiaries. As such customers or suppliers, their transactions were in the ordinary course of business. Such customer transactions include borrowings, all of which were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than a normal risk of collectability or present any other unfavorable features.

During 1994, John C. Malone, a director of the Company was also president and chief executive officer and a holder of more than 10 percent of the equity securities of Tele-Communications, Inc. The Company made loans to Tele-Communications, Inc. and certain of its affiliated companies during 1994 and the largest aggregate amount of indebtedness outstanding at any one time during 1994 was approximately $207 million net of loans participated to the Bank. As of February 28, 1995 approximately $555 million, net of loans participated to the Bank, was outstanding to Telecommunications, Inc. and its affiliates. In addition to the loans made by the Company, bank subsidiaries of the Company made loans to Tele-Communications, Inc. and certain of its affiliated companies. All of these loans were made for a variety of corporate purposes and bear interest at market rates of interest based on various interest rate indices.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes it has complied with all Section 16(a) filing requirements applicable to its executive officers and directors.

STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of December 31, 1994 concerning persons which to the knowledge of the Company had beneficial ownership of more than 5% of the voting securities indicated.

                                                               NUMBER OF           PERCENT
                          COMMON STOCK                           SHARES           OF CLASS
    ---------------------------------------------------------  ----------         ---------
    FMR Corp.(1)                                               14,697,064           7.61%
    82 Devonshire Street
    Boston, Massachusetts 02109

---------------

(1) FMR Corp. through subsidiaries had the sole dispositive power with respect to all of the reported shares and sole power to vote 2,793,557 of such shares. Edward C. Johnson, 3d, Chairman of FMR Corp., may be deemed to be a beneficial owner of the shares owned beneficially by FMR Corp.

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to serve as the Company's independent public accountants for the year 1995, and the shareholders will be asked to ratify such appointment at the Annual Meeting. In 1994 the fees paid to Deloitte & Touche LLP for all services, including their work in connection with registration statements, tax compliance and operational procedures, were approximately $1.8 million.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, to have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSAL WITH RESPECT TO CUMULATIVE VOTING

John J. and Margaret R. Gilbert, 29 East 64th Street, New York, New York 10121-7043, who are the owners of record of 664 and 672 shares respectively, of the Common Stock of the Company and both co-trustees U/W Lewis D. Gilbert for 330 shares and both representing an additional family interest of 735 such shares, and Mr. John C. Henry, 5 East 93rd Street, New York, New York 10128, who is the owner of 1000 shares, have informed the Company that at least one of them intends to present the following proposal at the Annual Meeting:

     "RESOLVED: That the stockholders of Bank of New York Company, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

PROPONENTS' STATEMENT IN SUPPORT OF RESOLUTION:

"Continued very strong support along the lines we suggest were shown at the last annual meeting when 31%, an increase over the previous year, 2,336 owners of 21,470,008 shares, were cast in favor of this proposal. The vote against included 1,654 unmarked proxies.

"A law enacted in California provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

"The National Bank Act provides for cumulative voting. Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on boards of public companies.

"We think cumulative voting is the answer to find new directors for various committees. Additionally, some recommendations have been made to carry out the Valdez 10 points. The 11th should be having cumulative voting and ending stagger systems of electing directors, in our opinion.

"When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. Also, the huge derivative losses might have been prevented with cumulative voting.

"Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." In 1994 they raised their dividend. We believe that Bank of New York should follow these examples.

"If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

THE MANAGEMENT RECOMMENDS A VOTE AGAINST THIS PROPOSAL

At the 1994 Annual Meeting, 69.2% of the votes cast were voted against this proposal. The Board of Directors continues to believe firmly that cumulative voting would not be in the best interests of the Company or its shareholders. This system would enable the holders of relatively small numbers of shares to elect one or more directors to represent their particular interests on the Board. Cumulative voting introduces the possibility of partisanship among Board members and could impair their ability to work together and function as a cohesive unit. This factor might also discourage qualified individuals from accepting an invitation to serve on the Board. To be effective, the Board of Directors must be totally attentive to the collective best interests of all shareholders and must not be responsive to the special concerns of a particular group. Under present procedure an individual can be elected to the Board only by receiving a plurality of the votes cast. The Board of Directors believes that this system has worked well and is in the best interests of all shareholders and should remain in effect.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THE SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL WITH RESPECT TO
TERM LIMITS FOR DIRECTORS

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who is the owner of 334 shares of the Common Stock of the Company, has advised the Company that she intends to present the following proposal at the Annual Meeting:

     RESOLVED: "That the stockholders of Bank of New York recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years."

     REASONS: "The President of the U.S.A. has a term limit, so do Governors of many states."

     "Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders."

     "No director should be able to feel that his or her directorship is until retirement."

     "If you AGREE, please mark your proxy FOR this resolution."

MANAGEMENT RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Company operates in a very complex regulatory and competitive environment. While term limits might in theory help make fresh ideas and viewpoints available to the Board, mandatory limits would compel the Board to lose Directors who over time have developed insight into the Company and its operations and thereby make a valuable contribution to the Board's deliberations.

Directors of your Company are not guaranteed a position until retirement. Instead, the Nominating Committee, in consultation with the Chairman of the Board, reviews each Director's continuation on the Board each year.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THE SHAREHOLDER PROPOSAL.

FUTURE SHAREHOLDER PROPOSALS

In accordance with the rules of the Securities and Exchange Commission, shareholders who intend to present proposals at the 1996 Annual Meeting of Shareholders must submit such proposals in time for them to be received by the Company on or before November 29, 1995, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                            PHEBE C. MILLER
                                            Secretary
March 31, 1995

                      THE BANK OF NEW YORK COMPANY, INC.
                      48 WALL STREET, NEW YORK, NY 10286

                                    PROXY

           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert J. Goebert, Robert E. Keilman and Deno D. Papageorge as proxies each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on March 21, 1995 at the annual meeting of shareholders to be held on May 9, 1995 or any adjournment thereof.

        UNLESS OTHERWISE SPECIFIED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR PROPOSAL (2), AGAINST PROPOSAL (3) AND AGAINST PROPOSAL (4). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.





                                          THE BANK OF NEW YORK COMPANY, INC.
                                          P.O. BOX 11001
                                          NEW YORK, N.Y. 10203-0001





Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

-----------------------------------------------------------------------------------------------------------------------------------
                                        MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2:
-----------------------------------------------------------------------------------------------------------------------------------
                                                    FOR  WITHHOLD  EXCEPTIONS*                                FOR  AGAINST  ABSTAIN
1. ELECTION OF DIRECTORS:                           /x/    /x/        /x/       2. Ratification of Auditors.  /x/   /x/       /x/
   Nominees: Messrs. Bacot, Barth, Chaney,
   Chevalier, Gammie, Gomory, Griffith, Hennessy,
   Malone, Miller, Morley, Mses. Muse and
   Rein, Messrs. Renyi, Sells and White
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the
    "Exceptions" box and write that nominee's name on the following blank line.)

    Exception* ________________________________________________________________________
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                     MANAGEMENT RECOMMENDS A VOTE AGAINST PROPOSALS 3 AND 4:
-----------------------------------------------------------------------------------------------------------------------------------
                                                    FOR  AGAINST   ABSTAIN                                    FOR  AGAINST  ABSTAIN
3. Shareholder Proposal regarding                   /x/   /x/        /x/        4. Shareholder Proposal       /x/   /x/       /x/
   Cumulative Voting Rights to be                                                  relating to term limits
   accorded to shareholders.                                                       for directors.
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                Address Change and/or Comments: Mark Here     /x/

                                                                                   Please sign exactly as the name appears hereon,
                                                                                   if stock is held in names of joint owners, each
                                                                                   should sign.

                                                                                   Dated ___________________________________, 1995
                                                                                   _______________________________________________
                                                                                            Signature of Shareholder(s)
                                                                                   _______________________________________________
                                                                                            Signature of Shareholder(s)

                                                                                   VOTES MUST BE INDICATED
                                                                                   (X) IN BLACK OR BLUE INK.      /x/

SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
